Consolidated Statements of Income                          Exhibit 99

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
Household International, Inc. and Subsidiaries
In millions, except per share data.
Year ended December 31                               1996       1995
-----------------------------------------------  --------   --------
Finance income                                   $2,949.9   $2,878.8
Interest income from noninsurance
   investment securities                             80.6      123.4
Interest expense                                  1,520.6    1,557.1
                                                 --------   --------
Net interest margin                               1,509.9    1,445.1
Provision for credit losses on owned
   receivables                                      759.6      761.3
                                                 --------   --------
Net interest margin after provision for
   credit losses                                    750.3      683.8
                                                 --------   --------
Securitization income                             1,149.0      873.6
Insurance revenues                                  253.4      322.1
Investment income                                   153.2      470.2
Fee income                                          240.3      196.4
Other income                                        232.4      279.9
                                                 --------   --------
Total other revenues                              2,028.3    2,142.2
                                                 --------   --------
Salaries and fringe benefits                        534.5      545.6
Occupancy and equipment expense                     209.8      222.1
Other marketing expenses                            498.1      359.5
Other servicing and administrative expenses         484.8      470.6
Policyholders' benefits                             229.1      474.5
                                                 --------   --------
Total costs and expenses                          1,956.3    2,072.3
                                                 --------   --------
Income before income taxes                          822.3      753.7
Income taxes                                        283.7      300.5
                                                 --------   --------
Net income                                       $  538.6   $  453.2
                                                 ========   ========

Earnings Per Common Share:
Net income                                       $  538.6   $  453.2
Preferred dividends                                 (16.7)     (26.4)
                                                 --------   --------
Net income available to common shareholders      $  521.9   $  426.8
                                                 ========   ========
Average common and common equivalent shares          98.5       99.3
                                                 --------   --------
Net income per common share                      $   5.30   $   4.30
                                                 --------   --------
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
Consolidated Balance Sheets

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
Household International, Inc. and Subsidiaries
In millions.
At December 31                                       1996          1995
----------------------------------------------  ---------     ---------
Assets
Cash                                            $   239.2     $   270.4
Investment securities                             2,282.0       4,639.5
Receivables, net                                 24,244.8      21,844.1
Acquired intangibles, net                           969.4         578.5
Properties and equipment, net                       353.1         391.7
Real estate owned                                   136.6         136.5
Other assets                                      1,369.4       1,358.1
                                                ---------     ---------
Total assets                                    $29,594.5     $29,218.8
                                                =========     =========

Liabilities and Shareholders' Equity
Debt:
   Deposits                                     $ 2,365.1     $ 4,708.8
   Commercial paper, bank and
     other borrowings                             6,428.1       6,659.4
   Senior and senior subordinated debt
     (with original maturities over one year)    14,802.0      11,227.9
                                                ---------     ---------
Total debt                                       23,595.2      22,596.1
Insurance policy and claim reserves               1,205.3       2,229.3
Other liabilities                                 1,472.8       1,422.5
                                                ---------     ---------
Total liabilities                                26,273.3      26,247.9
Company obligated mandatorily redeemable
   preferred securities of subsidiary trusts*       175.0          75.0
Preferred stock                                     205.0         205.0
Common shareholders' equity:
   Common stock, $1.00 par value, 150,000,000
     shares authorized, 115,231,175 shares
     issued at December 31, 1996 and 1995           115.2         115.2
   Additional paid-in capital                       397.3         383.4
   Retained earnings                              3,076.8       2,696.6
   Foreign currency translation adjustments        (126.7)       (127.1)
   Unrealized gain (loss) on investments, net       (12.9)         94.3
   Less common stock in treasury, 18,165,921
     and 18,069,646 shares at December 31,
     1996 and 1995, respectively, at cost          (508.5)       (471.5)
                                                ---------     ---------
Total common shareholders' equity                 2,941.2       2,690.9
                                                ---------     ---------
Total liabilities and shareholders' equity      $29,594.5     $29,218.8
                                                =========     =========

* The sole asset of the two trusts are Junior Subordinated Deferrable Interest Notes issued by Household International, Inc. in June 1996 and June 1995, bearing interest at 8.70 and 8.25 percent, respectively, and with principal balances of $103.1 and $77.3 million, respectively.

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